EXHIBIT 4.2

FIFTH SUPPLEMENTAL INDENTURE

among

WEATHERFORD INTERNATIONAL, LLC,

a Delaware limited liability company,

WEATHERFORD INTERNATIONAL LTD.,

a Bermuda exempted company,

WEATHERFORD INTERNATIONAL PLC,

an Irish public limited company,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

Dated as of

June 17, 2014

to Indenture dated as of June 18, 2007

This FIFTH SUPPLEMENTAL INDENTURE, dated as of June 17, 2014 (this “Supplemental Indenture”), among Weatherford International, LLC, a Delaware limited liability company (the “Company”), Weatherford International Ltd., a Bermuda exempted company (“Weatherford Bermuda”), Weatherford International plc, an Irish public limited company (“Weatherford Ireland”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee under the Indenture referred to below (in such capacity, the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company, Weatherford Bermuda and the Trustee are parties to an Indenture dated as of June 18, 2007 (the “Original Indenture”) (the Original Indenture, as supplemented from time to time, including without limitation pursuant to this Supplemental Indenture, being referred to herein as the “Indenture”);

WHEREAS, each of Weatherford Bermuda and Weatherford International Ltd., a Swiss joint-stock corporation (“Weatherford Switzerland”), has, in accordance with the Indenture, previously provided a guarantee of the Outstanding Securities;

WHEREAS, pursuant to a merger transaction between Weatherford Switzerland and Weatherford Ireland, contemporaneously with the effectiveness of this Supplemental Indenture, Weatherford Switzerland will be merged with and into Weatherford Ireland, with Weatherford Ireland as the surviving company of the merger, and the assets and liabilities of Weatherford Switzerland will be transferred to Weatherford Ireland by operation of law (the “Merger”);

WHEREAS, in connection with the Merger, Weatherford Ireland has determined that it will be in the best interests of and beneficial to Weatherford Ireland to enter into this Supplemental Indenture for the purposes of evidencing the succession of Weatherford Ireland to Weatherford Switzerland as Guarantor and the assumption by Weatherford Ireland of the Guarantee of Weatherford Switzerland in accordance with the terms of this Supplemental Indenture;

WHEREAS, Section 9.1(2) of the Indenture permits the execution of supplemental indentures without the consent of any Holders to evidence the succession of another Person to a Guarantor and the assumption by any such successor of the Guarantee of such Guarantor;

WHEREAS, Section 9.1(10) of the Indenture provides that the Company, when authorized by a Board Resolution, the Guarantors and Trustee may enter into one or more indentures supplemental to the Original Indenture for any of the purposes set forth in such Section without the consent of any of the Holders;

WHEREAS, the Board of Directors of the Company has determined that this Supplemental Indenture complies with the requirements of Section 9.1(2) and 9.1(10) of the Original Indenture; and

WHEREAS, this Supplemental Indenture has been duly authorized by all necessary action on the part of the Company, including a Board Resolution.

NOW THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of Outstanding Securities, as follows:

ARTICLE 1

Relation to Indenture; Definitions

SECTION 1.01. Relation to Indenture.

With respect to the Outstanding Securities and the Guarantees thereof by the Guarantors, this Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.02. Definitions.

For all purposes of this Supplemental Indenture, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Original Indenture, as previously supplemented and amended.

SECTION 1.03. General References.

All references in this Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and the terms “herein,” “hereof,” “hereunder” and any other word of similar import refers to this Supplemental Indenture.

ARTICLE 2

Amendments

SECTION 2.01. Definitions.

Section 1.1 of the Indenture is hereby amended by (a) adding the definition of “Weatherford Ireland” as indicated below, (b) deleting the definition of “Weatherford Switzerland,” and (c) replacing the definitions of “Bankruptcy Law” and “Guarantors” with the following, respectively:

““Bankruptcy Law” means any applicable Federal, State, Bermuda or Irish bankruptcy, insolvency, reorganization or other similar law.”

““Guarantors” shall mean Weatherford Bermuda, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture (and thereafter shall mean such successor Person), and Weatherford Ireland, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture (and thereafter shall mean such successor Person), and “Guarantor” shall mean either (i) Weatherford Bermuda or its successor Person, or (ii) Weatherford Ireland or its successor Person.”

““Weatherford Ireland” means Weatherford International public limited company, an Irish public limited company.”

SECTION 2.02. Certain References Regarding Weatherford Switzerland

Upon consummation of the Merger, all references in the Indenture to “Weatherford International Ltd., a Swiss corporation duly organized and existing under the laws of Switzerland” and all references of similar import shall be amended to refer to “Weatherford International public limited company, an Irish public limited company duly organized and existing under the laws of Ireland” in each instance. In addition, all references in the Indenture to “Weatherford Switzerland” shall be amended to refer to “Weatherford Ireland” in each instance.

ARTICLE 3

Assumption of Guarantee; Successor Substituted

SECTION 3.01. Assumption of Guarantee.

Pursuant to Section 8.1 of the Indenture, upon the consummation of the Merger, Weatherford Ireland shall assume the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every other covenant of the Indenture on the part of Weatherford Switzerland to be performed or observed in accordance with the terms of the Indenture.

SECTION 3.02. Successor Substituted.

Pursuant to Section 8.2 of the Indenture, Weatherford Ireland shall, upon the consummation of the Merger, succeed to, and be substituted for, and may exercise every right and power of, Weatherford Switzerland, under the Indenture with the same effect as if Weatherford Ireland had been named as a Guarantor therein, and thereafter, Weatherford Switzerland shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 4

Miscellaneous Provisions

SECTION 4.01. Certain Trustee Matters.

The recitals contained herein are an integral part of this Supplemental Indenture and shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the Outstanding Securities or the proper authorization or the due execution hereof or thereof by the Company.

SECTION 4.02. Continued Effect.

Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture, as supplemented and amended hereby and thereby, is in all respects hereby ratified and confirmed. This Supplemental Indenture and all of its provisions shall be deemed a part of the Indenture, as supplemented and amended, in the manner and to the extent herein and therein provided.

SECTION 4.03. Governing Law.

This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 4.04. Counterparts.

This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered as of the day and year first above written.

WEATHERFORD INTERNATIONAL, LLC
a Delaware limited liability company

By:	/s/ James C. Parent
	Name:	James C. Parent
	Title:	Vice President

WEATHERFORD INTERNATIONAL LTD.,
a Bermuda exempted company

By:	/s/ James C. Parent
	Name:	James C. Parent
	Title:	Vice President

WEATHERFORD INTERNATIONAL PLC
an Irish public limited company

By:	/s/ James C. Parent
	Name:	James C. Parent
	Title:	Director

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ Irina Golovashchuk
	Name:	Irina Golovashchuk
	Title:	Vice President

By:	/s/ Jeffrey Schoenfeld
	Name:	Jeffrey Schoenfeld
	Title:	Assistant Vice President